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                        AMENDED ARTICLES OF INCORPORATION
                                       OF
                    THE OHIO NATIONAL LIFE INSURANCE COMPANY
                               Amended May 3, 1991


FIRST: The name of this Corporation shall continue to be The Ohio National Life Insurance Company.

SECOND: The principal office and place of business of this Corporation shall be located in the City of Cincinnati, County of Hamilton, State of Ohio, but other offices and places of business may be established elsewhere.

THIRD: The Corporation is formed for the purpose of making insurance on the lives of persons in and out of the State of Ohio; making insurance against accident to, sickness, temporary or permanent physical disability of, hospital expense and medical care for persons, and taking any and all risks appertaining thereto and connected therewith; granting, purchasing and disposing of annuities providing either fixed or variable benefits or both; establishing and operating separate accounts; and doing any and all other acts either permitted or not prohibited under the laws of the State of Ohio for a mutual life insurance corporation.

FOURTH: Each policyholder of the Corporation shall be a member of the Corporation. The term "policyholder" as used herein means the person insured under an individual policy of life insurance, and the person to whom any annuity or pure endowment is presently or prospectively payable by the terms of an individual annuity or pure endowment contract, except where the policy or contract declares some other person to be the owner or holder thereof, in which case such owner or policyholder shall be deemed the policyholder, and except in the cases of assignment or transfer as hereinafter provided. In the case of any individual policy or contract insuring two or more persons jointly, or in case the policy or contract declares two or more persons to be the owner, the persons insured or declared to be the owner are considered as one policyholder. In case any such policy or contract has been assigned or transferred by an assignment or transfer absolute on its face to an assignee or transferee other than the Corporation and such assignment or transfer is filed at the principal office of the Corporation, then such assignee or transferee shall be deemed the policyholder, but for the purpose of determining voting rights such assignment or transfer is not effective until thirty days after it has been filed with the Corporation. Except as provided herein an assignee or transferee of a policy or contract shall not be deemed a policyholder. In the case of group policies the employer, trustee, creditor or other holder of the group master contract shall be the policyholder for the purpose of this Article and the one qualified to vote. The holders of certificates issued under such group master contracts shall not be qualified to vote. Each policyholder who is insured in the sum of at least One Thousand Dollars, or who is the holder of an annuity which at normal date of maturity requires the payment of One Hundred Dollars or more annually, and whose insurance or contract of annuity is then in force and has been in force at

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               least one year prior to a policyholders' meeting, shall be entitled to only one vote, irrespective of the number of policies or contracts held by him or the amount thereof, but said voting qualifications shall be subject to any change or amendment as may be prescribed by the laws of the State of Ohio or which may be adopted by the Corporation pursuant to the laws of the State of Ohio.

FIFTH: The corporate powers of the Corporation shall be exercised by, and the business and affairs of the Corporation shall be under the control of, a Board of Directors composed of fifteen natural persons, unless this number is changed (1) by the policyholders by the affirmative vote of a majority of the policyholders present in person or by proxy at the annual meeting of policyholders or at any other meeting of policyholders called for the purpose of electing Directors, or (2) by the Board of Directors by the vote of at least two-thirds of the Directors in office, unless this authority has been expressly denied to the Directors by the affirmative vote of a majority of the policyholders present in person or by proxy at the most recent annual meeting of policyholders. Directors in office may not increase or decrease the number of Directors to a number which is greater than eighteen persons nor less than twelve persons. The age, residence, citizenship, membership and other qualifications of the Directors shall be those prescribed by the laws of Ohio. The Directors shall be elected by a ballot of the policyholders entitled to vote under the provisions of Article Fourth, either in person or by proxy, at an annual meeting to be held at the principal office of the Corporation in Cincinnati, Ohio on the first Friday in May at 10:00 a.m. prevailing local time or at such other time and place as may be set forth in an advance written notice to policyholders meeting the requirements of Ohio law. Directors shall be elected for terms expiring at the annual meeting of policyholders three years from the meeting at which they are elected except as hereinafter provided. Directors shall be divided into three classes according to the calendar year in which their terms expire, the number of Directors in each class being as nearly equal as possible. In all events, except for a vacancy, Directors will remain in office until their successors are duly elected and qualified. No reduction in the number of Directors shall, of itself, have the effect of shortening the term of any incumbent Director. Directors who are then in office shall have the authority to fill any vacancy on the Board for the unexpired term and to fill any Director's office created by an increase in the number of Directors. When the number of Directors is increased or decreased, Directors thereafter elected or appointed will be assigned to one of the three classes of Directors, and their terms of office established accordingly, such that the number of Directors in each class will at all times be made as nearly equal as possible. No Director may be removed from office other than for incapacity or for cause except upon the vote of at least two-thirds of the policyholders present in person or by proxy at the annual meeting of policyholders or at a special meeting of policyholders called for the purpose of electing or removing Directors. Directors in office as of the effective date of this Amended Article Fifth shall continue in office for the remainder of their elected terms according to the provisions of these Articles as previously in effect.



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SIXTH:         Each former, present and future Director, Officer or Employee of the Corporation (and his heirs, executors or administrators), or any such person (and his heirs, executors or administrators) who serves at the Corporation's request as a director, officer, partner, member or employee of another corporation, partnership or business organization or association of any type whatsoever shall be indemnified by the Corporation against reasonable expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense of any contemplated, pending or threatened action, suit or proceeding, civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, to which he is or may be made a party by reason of being or having been such Director, Officer, or Employee of the Corporation or having served at the Corporation's request as such director, officer, partner, member or employee of any other business organization or association, or in connection with any appeal therein, provided a determination is made by majority vote of a disinterested quorum of the Board of Directors (a) that such a person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (b) that, in any matter the subject of criminal action, suit or proceeding, such person had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith in any manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful. Such right of indemnification shall not be deemed exclusive of any other rights to which such person may be entitled. The manner by which the right to indemnification shall be determined in the absence of a disinterested quorum of the Board of Directors shall be set forth in the Code of Regulations or in such other manner as permitted by law. Each former, present, and future Director, Officer or Employee of the Corporation (and his heirs, executors or administrators) or any such person (and his heirs, executors or administrators) who serves at the Corporation's request as a director, officer, partner, member or employee of another corporation, partnership or business organization or association of any type whatsoever shall be indemnified by the Corporation against reasonable expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of any contemplated, pending or threatened action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor, to which he is or may be a party by reason of being or having been such Director, Officer or Employee of the Corporation or having served at the Corporation's request as such director, officer, partner, member or employee of any other business organization or association, or in connection with any appeal therein, provided a determination is made by majority vote of a disinterested quorum of the Board of Directors (a) that such person was not, and has not been adjudicated to have been, negligent or guilty of misconduct in the performance of his duty to the Corporation or to such other business organization or association,



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               and (b) that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. Such right of indemnification shall not be deemed exclusive of any other rights to which such person may be entitled. The manner by which the right of indemnification shall be determined in the absence of a disinterested quorum of the Board of Directors shall be as set forth in the Code of Regulations or in such other manner as permitted by law.

SEVENTH: The Corporation shall have no capital stock but shall conduct its business as a mutual life insurance corporation.

EIGHTH: The power to alter, amend or repeal the Code of Regulations of the Corporation shall be vested in the Board of Directors.

NINTH: These articles may be amended from time to time in any manner which may now or hereafter be permitted by the Revised Code of Ohio at any annual or special meeting of the policyholders by an affirmative vote of two-thirds of the policyholders present in person or by proxy at any annual meeting of policyholders or at a special meeting of policyholders called for that purpose.

TENTH: Notwithstanding any provision in Article Fifth to the contrary, the term of any Director who is an officer of the Corporation will expire concurrently with the Director's resignation or termination as an officer of the Corporation, and the term of any Board-nominated Director or successor may be limited to one or two years if the Director would not be eligible for election to a longer term by reason of any applicable limitation in the Code of Regulations.





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